GUARANTY

                              Dated October 5, 1999

                                      From

                               THOMSON-CSF SEXTANT

                                  as Guarantor

                                   in favor of

                                 IFE SALES, LLC,

                               BE AEROSPACE, INC.,

                         BE INTELLECTUAL PROPERTY, INC.

                                       and

                        PURITAN-BENNETT AERO SYSTEMS CO.

                          T A B L E   OF   C O N T E N T S



Section                                                              Page

1.  Guaranty............................................................1

2.  Guaranty Absolute...................................................1

3.  Waivers and Acknowledgments.........................................2

4.  Representations and Warranties......................................3

5.  Amendments, Etc.....................................................4

6.  Notices, Etc........................................................4

7.  No Waiver; Remedies.................................................4

8.  Indemnification.....................................................4

9.  Continuing Guaranty.................................................5

10.  Governing Law; Arbitration.........................................5

                                    GUARANTY


                  GUARANTY dated October 5, 1999 made by Thomson-CSF Sextant, a societe anonyme organized under the laws of France (the "Guarantor"), in favor of IFE Sales, LLC, a Delaware limited liability company (the "Seller"), BE Aerospace, Inc., a Delaware corporation ("BE Aerospace"), BE Intellectual Property, Inc., a Delaware corporation ("BE IP"), Puritan-Bennett Aero Systems Co., a Delaware corporation ("Puritan-Bennett" and together with BE Aerospace and BE IP, the "Former Interest Holders").

                  PRELIMINARY STATEMENT. The Seller and the Former Interest Holders are parties to a Purchase Agreement dated as of September 1, 1999 (together with the attached Disclosure Schedule and exhibits, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Purchase Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Thomson-CSF Sextant Inc., a Florida corporation ("Sextant"), pursuant to which Sextant agreed to purchase from the Seller 100% of the Class Two Interests in Sextant In-Flight Systems, LLC (formerly known as In-Flight Entertainment LLC), a Delaware limited liability company ("SIFS"). Pursuant to an Assignment and Assumption Agreement dated as of September 30, 1999, Sextant assigned its rights and obligations under the Purchase Agreement to Thomson-CSF Holding Corporation, a Delaware corporation (the "Purchaser"). The Guarantor is an Affiliate of the Purchaser.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Seller and the Former Interest Holders to enter into the Purchase Agreement, the Guarantor hereby agrees as follows:

                  Section 1. GUARANTY. The Guarantor hereby unconditionally and irrevocably guarantees the punctual performance and payment when due of all obligations, amounts and other liabilities of the Purchaser now or hereafter existing under the Purchase Agreement, and the obligations of SIFS to BE
Aerospace referred to in Section 2.06 of the Purchase Agreement (such obligations, amounts and other liabilities being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Seller and the Former Interest Holders in successfully enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts and obligations that constitute part of the Guaranteed Obligations and would be owed by the Purchaser to the Seller and the Former Interest Holders under the Purchase Agreement but for the fact that they are unenforceable or not allowable in either case due to the existence of a bankruptcy, reorganization or similar proceeding involving the Purchaser.

                  Section 2. GUARANTY ABSOLUTE. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Purchase Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Seller and the Former Interest Holders with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of the Purchaser under the Purchase Agreement, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Purchaser or whether the Purchaser is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of the Purchase Agreement or any agreement or instrument relating thereto arising from the failure of the Purchaser to properly authorize, execute and deliver the Purchase Agreement;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Purchaser under the Purchase Agreement or any agreement or instrument relating thereto, or any other amendment or waiver of or any consent to departure from the Purchase Agreement;

                  (c) any change, restructuring or termination of the corporate structure or existence of the Purchaser, SIFS or any of their respective subsidiaries; or

                  (d) any failure of the Seller or the Former Interest Holders to disclose to the Guarantor any information relating to the financial condition, operations, properties or prospects of SIFS or any of its subsidiaries now or in the future known to the Seller and the Former Interest Holders (the Guarantor waiving any duty on the part of the Seller and the Former Interest Holders to disclose such information).

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Seller, any Former Interest Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Purchaser or SIFS or otherwise, all as though such payment had not been made.

                  Section 3. WAIVERS AND ACKNOWLEDGMENTS. (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Seller and the Former Interest Holders exhaust any right, pursue any remedy or take any action against the Purchaser or any other Person.

                  (b) The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  Section 4. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants as follows:

                  (a) The Guarantor is a societe anonyme duly incorporated, validly existing and in good standing under the laws of France and has all necessary corporate power and authority to enter into this Guaranty, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

                  (b) The Guarantor has taken all requisite corporate action to duly authorize the execution and delivery of this Guaranty by the Guarantor, the performance by the Guarantor of its obligations hereunder and the consummation by the Guarantor of the transactions contemplated hereby.

                  (c) This Guaranty has been duly executed and delivered by the Guarantor, and constitutes a legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) Except as may result from any facts or circumstances relating solely to the Seller and the Former Interest Holders, the execution, delivery and performance of this Guaranty by the Guarantor does not and will not: (i) conflict with or violate the Certificate of Incorporation or By-laws (or other similar applicable documents) of the Guarantor; (ii) conflict with or violate any Law or Governmental Order applicable to the Guarantor, except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Guarantor to consummate, or delay the consummation of, the transactions contemplated by this Guaranty; or (iii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Guarantor pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Guarantor or any of its subsidiaries is a party or by which any of such assets or properties is bound or affected, except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Guarantor to consummate, or delay the consummation of, the transactions contemplated by this Guaranty.

                  (e) The execution and delivery of this Guaranty by the Guarantor do not, and the performance of this Guaranty by the Guarantor will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority.

                  (f) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

                  Section 5. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Guarantor, the Seller and the Former Interest Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 6. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to the Guarantor, addressed to it at Thomson-CSF Sextant, Zone Aeronautique, Louis Breguet - BP 200, 78141 Velizy - Villacoublay Cedex, France,
Attention: Alain Villevieille, if to the Seller and the Former Interest Holders, to BE Aerospace, at its address specified in the Purchase Agreement. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

                  Section 7. NO WAIVER; REMEDIES. No failure on the part of the Seller or any Former Interest Holders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 8. INDEMNIFICATION. Without limitation on any other obligations of the Guarantor or remedies of the Seller and the Former Interest Holders under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Seller and the Former Interest Holders from and against, and shall pay on demand, any and all losses, liabilities, damages, expenses and charges (including the fees and disbursements of legal counsel to the Seller and the Former Interest Holders) suffered or incurred by the Seller and the Former Interest Holders as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms arising from the failure of the Purchaser to properly authorize, execute and deliver the Purchase Agreement.

                  Section 9. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the performance by the Purchaser of all its obligations under the Purchase Agreement and (b) not be assignable by the Guarantor, the Seller or the Former Interest Holders.

                  Section 10. GOVERNING LAW; ARBITRATION. (a) This Guaranty shall be goverened by, and construed in accordance with, the laws of the State of New York.

                  (b) In the event of any dispute in connection with or arising out of the existence, validity, construction or performance of this Guaranty (or any terms hereof) (collectively, a "Dispute"), the Guarantor shall attempt in good faith to negotiate and resolve any such Dispute with the Seller and the Former Interest Holders. If after good faith negotiations the Dispute shall have not been resolved, any party may deliver to any other party written notice of its intention to submit the matter to arbitration (the "Arbitration Notice"). If the matter is not resolved within 10 Business Days after the delivery of the Arbitration Notice, or such later date as may be mutually agreed upon, then all Disputes shall be finally settled by arbitration. The seat of the arbitration shall be in New York, and the arbitration shall be conducted in English, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules. The arbitrators are precluded from considering or awarding consequential, special, punitive or exemplary damages to any party in any arbitration conducted pursuant hereto. The parties shall have the right to present documentary evidence and witnesses. The parties shall also have the right to cross-examine witnesses. The decision of the arbitrators shall be final and binding upon all the parties, and no party shall seek recourse to a law court or other authorities to appeal for revisions of such decision. Nothing herein shall limit the ability of any party to seek temporary or preliminary injunctive relief pending arbitration.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        THOMSON-CSF SEXTANT



                                        By ________________________
                                        Title: